News Release

For Immediate Release:

June 12, 2007

International Barrier Technology, Fire-Resistant Product Manufacturer, Continues Double Digit Growth in Commercial Modular Industry.

Watkins, MN; Vancouver, BC June 12, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials, is pleased to report growth of 60% in Blazeguard shipments into the Commercial Modular Sector for the month of May.  For the month ending May 31, 2007 Barrier shipped a total of 744,352 sq.ft. of Blazeguard products, in comparison to 769,120 total sq. ft. from May 2006.  Of that total, 693,800 sq. ft. was shipped into the commercial modular segment vs. 432,700 sq. ft. last May.  For the month, $466,216 in sales revenue ($236,621 generated from the treatment of commercial modular products and $21,479 was generated from the treatment of Residential Roof Deck materials) was captured.

Year to date sales volumes continue to remain higher despite a continued slow down in housing starts.  Sales of Blazeguard products from July 2006 through May 2007 are 8,113,800 sq. ft. in comparison to 7,047,600 sq. ft. during the same eleven months last year.  This is an increase of 15%.  Sales revenues for those same time periods are $5,666,605 and $5,964,405, respectively.  However, sales revenues have actually increased by 6% after adjusting $626,503 for the decrease in pass through sheathing costs.  Sheathing costs have declined substantially due to the slowing demand.

“Barrier is very happy to have diversified in to the commercial markets back in 2004,” reports Michael Huddy, Barrier’s President and CEO.  “Thankfully while residential housing starts continue in the doldrums compared to 2005 and 2006, commercial business seems to be strengthening and offsetting the current decline in business to residential markets.”

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology

(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com